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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information of the Anchor Advisor Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for Variable Annuity Account Four of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) of our report dated February 11, 2003, relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company and our report dated February 28, 2003, relating to the financial statements of Variable Annuity Account Four. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



PricewaterhouseCoopers LLP
Los Angeles, California
April 7, 2003